SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.__ )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       Community Savings Bankshares, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 [COMMUNITY SAVINGS BANKSHARES, INC. LETTERHEAD]



                                                                  March 26, 2001


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Community Savings Bankshares, Inc. (the "Company"). The meeting will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 25, 2001, at 1:30 p.m., Eastern Time.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

     The formal business to be conducted at the Annual Meeting includes the (i) election of three directors to the Company's Board of Directors, and (ii) ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 2001.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     It is very important that your shares be represented and voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. You may vote your shares either by telephone using the instructions included on the enclosed proxy card (if this option is available to you) OR by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope provided. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting.

     Your continued support of and interest in the Company is sincerely appreciated.

                                       Sincerely,


                                       /s/ JAMES B. PITTARD, JR.
                                       -------------------------
                                       James B. Pittard, Jr.
                                       President and Chief Executive Officer

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U. S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 881-2212

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2001

                                 --------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Community Savings Bankshares, Inc. (the "Company") will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 25, 2001, at 1:30 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect two (2) directors for a three-year term and one (1) director for a two-year term and until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Crowe, Chizek and Company LLP as the Company's independent auditors for the year ending December 31, 2001; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 16, 2001 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting, or at any such adjournment.

                                       By Order of the Board of Directors


                                       /s/ DEBORAH M. ROUSSEAU
                                       -----------------------
                                       Deborah M. Rousseau
                                       Vice President and Secretary

North Palm Beach, Florida
March 26, 2001

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU ALSO MAY VOTE BY TELEPHONE FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                       COMMUNITY SAVINGS BANKSHARES, INC.

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2001

     This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Community Savings Bankshares, Inc., a Delaware corporation (the "Company"), which is the sole shareholder of Community Savings, F. A. (the "Association"), a federally chartered savings association. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 25, 2001, at 1:30 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 26, 2001.

     Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Shareholders have a choice of either completing a proxy card and mailing it in the postage-paid envelope provided or voting by using a toll-free telephone number. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone voting facilities will close at 5:00 p.m. on April 24, 2001. The telephone voting procedure is designed to authenticate shareholders by use of a control number and to allow shareholders to confirm that their instructions have been properly recorded.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Deborah M. Rousseau, Vice President and Secretary, Community Savings Bankshares, Inc., 660 U. S. Highway One, North Palm Beach, Florida 33408); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

                                     VOTING

     Only shareholders of record of the Company at the close of business on March 16, 2001 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 8,570,963 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

     The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors. Shares represented by a proxy card or telephonic vote which are voted as abstaining on any proposal, other than the election of directors, will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to ratify the selection of Crowe, Chizek and Company LLP

("Crowe Chizek") are considered to be "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes." A broker non-vote would have the same effect as a vote against a proposal.

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  WHOSE TERMS CONTINUE, AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible.

     No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all of the nominees currently serve as directors of the Company. In September 2000, the Board elected Ronald P. Jaworski to replace the late Forest C. Beaty, Jr. Due to the retirement of Karl D. Griffin in January 2001 from the Board of Directors, and in accordance with the Company's Bylaws, the Board resolved to decrease the number of directors of the Company from seven to six, such decrease to be effective upon Mr. Griffin's retirement from the Board. There are no arrangements or understandings between the nominees and any other person pursuant to which any such nominee was elected.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the three nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.


          NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 2004

                                             Position with the Company and the
                                        Association and Principal Occupation During      Director
        Name              Age (1)                   the Past Five Years                  Since (2)
--------------------    ----------    -----------------------------------------------    ---------

J. Sheldon Clark            55        Director; Private investor.                           2000

Frederick A. Teed           72        Chairman; retired; previously President and           1964
                                      Chief Executive Officer of the Association from
                                      1983 to 1993

             NOMINEE FOR DIRECTOR FOR TWO-YEAR TERM EXPIRING IN 2003

                                            Position with the Company and the
                                       Association and Principal Occupation During       Director
        Name              Age (1)                  the Past Five Years                   Since (2)
--------------------    ----------    -----------------------------------------------    ---------

Ronald P. Jaworski          57        Director; Secretary and Treasurer of Horizons-        2000
                                      Sebastian, Inc., Sebastian, Florida, operator of
                                      a mobile home park, since 1996; previously,
                                      Senior Vice President and Chief Financial
                                      Officer of Water Equipment Technologies, Inc.,
                                      West Palm Beach, Florida, a manufacturer of
                                      water purification equipment.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF
                           THE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                       DIRECTOR WITH TERM EXPIRING IN 2003

                                            Position with the Company and the
                                       Association and Principal Occupation During       Director
        Name              Age (1)                  the Past Five Years                   Since (2)
--------------------    ----------    -----------------------------------------------    ---------

Harold I. Stevenson         65        Director; retired; from 1987 through 1993, served     1987
                                      as President of Harold I. Stevenson, CPA, PA;
                                      from 1994 to 1996, self-employed, Palm Beach
                                      Gardens, Florida and Rising Fawn, Georgia.

                      DIRECTORS WITH TERMS EXPIRING IN 2002

                                             Position with the Company and the
                                        Association and Principal Occupation During      Director
        Name              Age (1)                   the Past Five Years                  Since (2)
--------------------    ----------    -----------------------------------------------    ---------

James B. Pittard, Jr.       54        Director; President and Chief Executive Officer;      1993
                                      President and Chief Executive Officer of the
                                      Association since 1993; from 1982 to 1993
                                      served as Senior Vice President and Treasurer of
                                      the Association.

Robert F. Cromwell          82        Director; Chairman Emeritus of the Association;       1955
                                      retired; served as Chairman of the Board of the
                                      Association from 1983 to 1993; co-owner,
                                      Cromwell & Griffin, Riviera Beach, Florida, a
                                      real estate investment firm; owner, Cromwell
                                      Rentals, Jupiter, Florida, lessee of commercial
                                      real estate.

---------------
(1)  As of the Voting Record Date.
(2)  Includes period served as a director of the Association.

SHAREHOLDER NOMINATIONS

     Article IV, Section 4.15 of the Company's Bylaws (the "Bylaws") governs the nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or a committee appointed by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a shareholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of shareholders of the Company. Each written notice of a shareholder nomination is required to set forth certain information specified by the Bylaws. Nominations must have been delivered or received no later than the close of business on November 24, 2000 with respect to the Annual Meeting. No such nominations by shareholders were received.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARDS OF THE COMPANY AND
ASSOCIATION

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were 15 meetings of the Board of Directors of the Company held during fiscal 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 2000 and the total number of meetings held by all committees of the Board on which the director served during such year.

     The Board of Directors of the Company has established various committees, including Nominating, Stock Benefits, ESOP, Audit and Proxy Committees.

     The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, all directors except Mr. Pittard serve as members of this committee. On June 8, 2000, the Audit Committee adopted an Audit Committee Charter. On January 29, 2001, the Audit Committee amended the Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee met eight times during fiscal 2000.

     The Stock Benefits Committee has exclusive responsibility for determining the award of options to employees under the Amended and Restated 1995 Stock Option Plan (the "1995 Option Plan") and the Amended and Restated 1999 Stock Option Plan (the "1999 Option Plan") (collectively the "Option Plans") and restricted stock awards to employees granted under the Amended and Restated 1995 Recognition and Retention Plan for Employees and Outside Directors (the "1995 RRP") and the 1999 Recognition and Retention Plan and Trust Agreement (the "1999 RRP") (collectively, the "RRPs"), and are responsible for administration of such plans. Currently, Messrs. Stevenson (Chairman), Cromwell and Teed serve as members of this committee. The Stock Benefits Committee met eight times during fiscal 2000.

     The Nominating Committee currently consists of Messrs. Cromwell (Chairman), Pittard, Stevenson and Teed. The Nominating Committee met once in fiscal 2000.

     The Board of Directors of the Association met 12 times during fiscal 2000. In addition, the Board of Directors of the Association has established various committees including a Compensation and Benefits Committee. The Compensation and Benefits Committee of the Association is responsible for establishing the President's compensation and reviewing the compensation levels for exempt personnel (consisting primarily of officers). Currently, the Compensation and Benefits Committee is comprised of Messrs. Cromwell (Chairman), Stevenson and Teed. The Association's Board of Directors also has established a Salary Administration Committee which is currently comprised of Messrs. Pittard, Baker, Howard and Reinhardt and Mmes. Hughes and Sheppard, all of whom are executive officers of the Association. The Salary Administration Committee is responsible for establishing compensation levels for non-exempt personnel.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

     The Audit Committee is composed of directors all of whom are independent as defined by The Nasdaq Stock Market, Inc. listing requirements. The Audit Committee is governed by an Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed. A copy of such charter is attached to this Proxy Statement as Appendix A. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, in compliance with applicable provisions of the Audit Committee Charter, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Shareholders, which financial statements were incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission (the "Commission"). The Audit Committee also recommended the selection of Crowe Chizek as the Company's independent auditors for the year ended December 31, 2001.


                               THE AUDIT COMMITTEE

                               J. Sheldon Clark
                               Robert F. Cromwell
                               Ronald P. Jaworski
                               Harold I. Stevenson
                               Frederick A. Teed

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is a brief description of the background for at least the last five years of each executive officer of the Company and the Association who is not a director of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.

     LARRY J. BAKER, CPA. Age 61 years. Mr. Baker is Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Association, and Director of the Finance Division of the Association. Mr. Baker has been employed by the Association since 1982 and has served as Senior Vice President since 1995, and Treasurer of the Association since 1993. Mr. Baker has served in various other positions with the Association including Controller from 1982 until 1996 and Vice President from 1987 to 1994.

     CECIL F. HOWARD, JR. Age 63 years. Mr. Howard is Senior Vice President of the Company and the Association and has been Director of the Lending Division and Chief Lending Officer of the Association since 1987 (except for the period from October 1994 until January 1995 during which time he served as President of First Federal Savings and Loan Association of Florida, Lakeland, Florida).

     FERIEL G. HUGHES. Age 51 years. Ms. Hughes is Senior Vice President of the Company and the Association, and Director of the Human Resources and Marketing Division of the Association. Ms. Hughes joined the Association in March 1997 and became Senior Vice President in September 1997. She previously served as a sales consultant with the national firm of Schneider Sales Management, from February 1995 to March 1997, Human Resources Director of Brooklyn Bow International, Riviera Beach, Florida, from October 1994 to September 1996 and as Director of Sales and Marketing of Flagler National Bank, West Palm Beach, Florida from August 1986 until March 1994.

     MICHAEL E. REINHARDT. Age 55 years. Mr. Reinhardt is Senior Vice President of the Company and the Association, and since January 2001 Director of the Branch Operations Division (which includes oversight of the Association's branch office network as well as all of the Association's facilities). From 1997 until January 2001, Mr. Reinhardt served as Director of the Properties and Insurance Division of the Association. Mr. Reinhardt was first employed by the Association in 1973 serving in various positions, including serving as Vice President from 1987 to 1996 and as Senior Vice President since January 1997.

     CINDY L. SHEPPARD. Age 42 years. Ms. Sheppard is Senior Vice President of the Company and the Association, and Director of the Operations Center Division of the Association, which includes oversight of the Association's management information systems and electronic banking operations network. Ms. Sheppard has been employed by the Association since 1976 serving in various capacities, including as Vice President from 1992 until her promotion to Senior Vice President in January 2001.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Association to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                      Amount and Nature of
Name of Beneficial Owner or        Beneficial Ownership as of      Percent of
Number of Persons in Group       March 16, 2001 (1)(2)(3)(4)(5)   Common Stock
--------------------------       ------------------------------   ------------

Josiah T. Austin                            931,652(6)               10.9%
El Coronado Holdings, L.L.C
Star Route 395
Pearce, Arizona 85625

Capital Guardian Trust Company
Capital Group International, Inc.           732,160(7)                8.5%
11100 Santa Monica Boulevard
Los Angeles, California 90025-3384

J. Sheldon Clark                            524,850(8)                6.1%
146 Gomez Road
Hobe Sound, Florida 33455

Community Savings Bankshares, Inc.          778,669(9)                9.1%
Employee Stock Ownership Plan
660 U.S. Highway One
North Palm Beach, Florida 33408

DIRECTORS:
Frederick A. Teed                            63,718                    *
James B. Pittard, Jr                         79,022(10)                *
J. Sheldon Clark                            524,850(8)                6.1%
Robert F. Cromwell                           70,749                    *
Ronald P. Jaworski                            2,000(11)                *
Harold I. Stevenson                          56,893(12)                *

EXECUTIVE OFFICERS:
Larry J. Baker, CPA                          67,392(13)                *
Cecil F. Howard, Jr                          36,332(14)                *
Feriel G. Hughes                              2,677(15)                *
Michael E. Reinhardt                         44,601(16)                *
Cindy L. Sheppard                            19,166(17)                *

All directors and executive officers        967,400(18)              11.1%
  as a group (11 persons)

---------------

*    Represents less than 1% of the outstanding Common Stock.

---------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals and entities. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) For shares, grants and options owned or made, as the case may be, prior to December 15, 1998, the data presented reflects an adjustment made in order to account for the share exchange ratio applied in connection with the reorganization whereby the Association became the wholly owned subsidiary of the Company which was consummated on December 15, 1998 (the "1998 Reorganization"). In connection with the consummation of the 1998 Reorganization, the common stock of Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier Holding Company"),was exchanged for the Common Stock pursuant to a ratio of 2.0445 shares of the Common Stock for each share of the Mid-Tier Holding Company's common stock (the "Exchange Ratio").

(3) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(4) Includes, with respect to each of Messrs. Teed, Cromwell and Stevenson, 8,752 shares granted pursuant to the 1999 RRP. Includes with respect to Messrs. Pittard, Baker, Howard and Reinhardt and Ms. Sheppard amounts totaling 20,538, 10,629, 9,021, 11,412 and 7,028 shares, respectively, awarded pursuant to the RRPs (which includes grants made pursuant to both the 1995 RRP and 1999 RRP). Such shares may be voted by such persons although such shares have neither vested nor been distributed. The awards vest at the rate of 20% per year from the date of grant (June 1999 with respect to the 1999 RRP and May 1999 with respect to grants under the 1995 RRP except with respect to Mr. Howard whose grants under the 1995 RRP include a grant made in January 1997).

(5)  Includes shares totaling 29,698, 12,340, 82, 29,698, 27,698, 11,788,
     10,941, 17,599 and 6,269 which may be acquired upon the exercise of options exercisable within 60 days of the Voting Record Date granted to Messrs. Teed, Pittard, Clark, Cromwell, Stevenson, Baker, Howard, Reinhardt and Ms. Sheppard, respectively, pursuant to the Option Plans.

(6) Reflects 879,163 shares held by El Cornado Holdings, L.L.C. of which Mr. Austin is the sole managing member. Also includes 35,000 shares owned by Mr. Austin as well as 3,500 shares owned by the Christina E. Lowery Trust, 3,500 shares owned by the Matthew Austin Lowery Trust, 2,100 shares owned by the Valerie A. Gordon Trust and 8,389 shares owned by the Austin-Clark Insurance Trust. Mr. Austin serves as trustee of each of the four trusts.

(7) Reflects shares held by Capital Group International, Inc., the parent holding company of Capital Guardian Trust Company. Capital Guardian Trust Company is a Bank (as defined under Section 3(a)6 of the Exchange Act). Capital International Research and Management, Inc., dba Capital International, Inc., is an Investment Advisor registered under Section 203 of the Investment Advisor Act of 1940 and is a wholly owned subsidiary of Capital Group International, Inc., which is wholly owned by The Capital Group Companies, Inc. Neither Capital Guardian Trust Company nor Capital International, Inc. owns shares for its own account. The shares are deemed to be beneficially owned by them in their capacities as investment manager and investment advisor, respectively, for various investment companies and/or institutional accounts, as the case may be.

---------------

(8) Includes 75,044 shares owned by Mr. Clark's spouse. Also includes 101,928 shares held by three trusts entitled "Trust under the Will of Charles M. Clark, Jr." of which Mr. Clark is trustee. In addition, includes 66,979 shares owned by the Clark Family Foundation of which Mr. Clark is President.

(9) Does not include 36,784 shares allocated to or deemed beneficially owned pursuant to the ESOP by the executive officers, or such officers' spouses, as the case may be, listed below, which shares are reflected in such individuals' beneficial ownership.

(10) Includes 1,118 shares allocated to Mr. Pittard's wife, a former employee of the Association, pursuant to the Association's ESOP, 124 shares owned by Mr. Pittard's children, 6,689 shares allocated to Mr. Pittard pursuant to the ESOP and 38,213 shares owned jointly with Mr. Pittard's wife.

(11) Shares are held jointly with Mr. Jaworski's spouse.

(12) Includes 7,768 shares owned jointly with Mr. Stevenson's wife and 5,111 shares owned by Mr. Stevenson's wife.

(13) Includes 7,407 shares allocated to Mr. Baker pursuant to the ESOP.

(14) Includes 9,598 shares allocated to Mr. Howard pursuant to the ESOP and 196 shares owned by Mr. Howard's wife.

(15) Includes 2,577 shares allocated to Ms. Hughes pursuant to the ESOP.

(16) Includes 9,906 shares owned jointly with Mr. Reinhardt's wife and 5,684 shares allocated to Mr. Reinhardt pursuant to the ESOP.

(17) Includes 3,711 shares allocated to Ms. Sheppard pursuant to the ESOP.

(18) Includes 84,884 shares granted pursuant to the RRPs, which may be voted by directors and executive officers pending vesting and distribution, 36,784 shares allocated to executive officers and their spouses, as the case may be, pursuant to the ESOP and 146,113 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended December 31, 2000, the Company's officers and directors and 10% shareholders satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act except that Mr. Josiah Austin, a 10% shareholder, did not timely file a Form 3 reporting his becoming a 10% shareholder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Association for services rendered in all capacities during the past three years to the Chief Executive Officer and the two other officers of the Association and its subsidiaries whose compensation (salary and bonus) during fiscal year 2000 exceeded $100,000. Said officers, who also serve as executive officers of the Company, do not receive separate compensation from the Company.

                                         Annual Compensation  Long-Term Compensation
                                         -------------------  ----------------------
                                                                      Awards
                                                              ----------------------
                                                     Other
                                                     Annual   Restricted  Securities  All Other
         Name and                Fiscal             Compensa-   Stock     Underlying  Compensa-
    Principal Position            Year   Salary(1)  tion (2)   Award(3)   Options(4)  tion(5)
    ------------------            ----   ---------  --------   --------   ----------  -------
James B. Pittard, Jr              2000   $249,506   $ 12,000   $     --         --   $ 32,030
  President and Chief             1999    242,959     11,875    313,468     61,697     24,438
  Executive Officer               1998    225,389     10,500         --         --     16,496

Larry J. Baker                    2000   $139,004   $     --   $     --         --   $ 26,707
  Senior Vice President,          1999    132,779         --    162,241     31,935     20,967
  Chief Financial Officer and     1998    114,861         --         --         --     11,466
  Treasurer and Director of
  the Association's Finance
  Division

Cecil F. Howard, Jr               2000   $161,201   $     --   $     --         --   $ 31,636
  Senior Vice President and       1999    157,253         --    131,460     25,873     25,236
  Chief Lending Officer and       1998    151,469         --         --         --     15,097
  Director of the Association's
  Lending Division

---------------

(1) None of the named executive officers were awarded or paid bonuses or received any payments pursuant to long-term incentive plans during the three years presented. Includes amounts contributed by the named officers to Section 125 cafeteria plans (for employee benefit plans) and for group term life insurance.
(2) Includes director fees paid for attendance at Board meetings of the Company and its subsidiaries. Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of the Association, the costs to the Association of providing such benefits to any individual executive officer during the fiscal year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Represents the grant during 1999 of 25,674, 13,288 and 10,767 shares of restricted Common Stock to Messrs. Pittard, Baker and Howard, respectively, pursuant to the RRPs which were deemed to have the indicated value at the date of grant and which, with respect to the portion of the grants which remain unvested, had a fair market value at December 31, 2000 of $263,153, $136,189 and $115,586 for the grants to Messrs. Pittard, Baker and Howard, respectively. Dividends paid on the restricted shares of Common Stock are distributed to the grant recipients as soon as practical after the payment thereof by the Company to the RRPs whether or not the shares have vested. The amount and timing of payment of dividends is the same as for other shareholders. The awards vest at the rate of 20% per year commencing on the first anniversary of the date of grant.
(4) Consists of stock options awarded pursuant to the Option Plans. All of such options vest at 20% per year starting on the first anniversary of the date of grant.
(5) Represents amounts allocated pursuant to the ESOP during the fiscal years ended December 31, 2000, 1999, and 1998 on behalf of Messrs. Pittard, Baker and Howard. Also includes amounts contributed by the Company on behalf of such persons pursuant to the Company's 401(k) Plan for the fiscal year ended December 31, 2000 amounting to $5,250, $4,050 and $4,875 for Messrs. Pittard, Baker and Howard, respectively. Does not include amounts distributed to named officers in connection with termination of a defined benefit plan. See "-Retirement Plan."

STOCK OPTIONS

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Option Plans by the named executive officers during the fiscal year ended December 31, 2000 and options held at December 31, 2000. No options were granted during fiscal 2000 to any of the named officers.

                                                                          Value of Unexercised in the
                                                Number of Unexercised       Money Options at Fiscal
                          Shares               Options at Year End (1)             Year End (2)
                         Acquired             --------------------------  ---------------------------
                            on       Value
Name                     Exercise   Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
---------------------    --------   --------  -----------  -------------  -----------   -------------

James B. Pittard, Jr.     37,783    $261,876     12,340        49,357      $  7,529       $ 30,113
Larry J. Baker             2,045      14,055     21,788        25,547       117,442         15,586
Cecil F. Howard, Jr.          --          --     14,374        26,832        35,470         34,180

---------------
(1) Reflects application of the Exchange Ratio to those grants under the Option Plans made prior to consummation of the 1998 Reorganization.
(2)  Based on a per share market price of $12.813 at December 31, 2000.


DIRECTOR COMPENSATION

     BOARD FEES. During the year ended December 31, 2000, each of the directors of the Company and its subsidiaries received a monthly meeting fee of $2,000 except Mr. Pittard, who is also the President and Chief Executive Officer of the Company, who received $1,000 per monthly meeting and the Chairman of the Board of Directors of the Company and its subsidiaries who received $3,000 per month.

     STOCK OPTIONS. Pursuant to the 1995 Option Plan each non-employee director of the Association was granted in January 1995 a compensatory stock option to purchase 11,850 shares of Common Stock. Pursuant to the Exchange Ratio utilized in the 1998 Reorganization each director (who is also a director of the Company) now has an option to purchase 24,227 shares of Common Stock (assuming no exercise prior to the 1998 Reorganization). In June 1999, each non-employee director of the Company then serving received a compensatory stock option to purchase 27,353 shares of Common Stock pursuant to the 1999 Option Plan. All options granted to date to non-employee directors under the Option Plans vest at the rate of 20% per year starting on the first anniversary of the date of grant. In accordance with the terms of the 1995 Option Plan, Messrs. Clark and Jaworski received options covering 408 and 94 shares, respectively, upon their appointment to the Board of Directors. The options vest at the rate of 20% per year starting on the first anniversary of the date of grant.

     RESTRICTED STOCK AWARDS. Pursuant to the 1995 RRP, each non-employee director of the Association was granted 4,750 shares of restricted stock, which grant now represents 9,711 shares (assuming that previously vested shares have not been sold) after giving effect to the Exchange Ratio. In June 1999, each non-employee director of the Company then serving was granted 10,941 shares of restricted stock pursuant to the 1999 RRP. All restricted stock grants awarded to date to non-employee directors pursuant to the RRPs vest at the rate of 20% per year starting on the first anniversary of the date of grant.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company and the Association (the "Employers") entered into an employment agreement with James B. Pittard, Jr., President and Chief Executive Officer of the Company and the Association, pursuant to which the Employers agreed to employ Mr. Pittard for a term of one year in his current position. The agreement with Mr. Pittard initially is at his current salary level. The term of the employment agreement remains for a one year period as it renews daily for successive one-day periods unless the Company and the Association provide notice not less than 60 days prior to such date not to extend the employment term. The employment agreement will be reviewed annually by the Boards of Directors of the Employers. In addition, under the employment agreement, Mr. Pittard agreed that upon termination of the agreement (other than due to disability, retirement or for cause) for a period of one year thereafter, he would not compete with the Employers under certain circumstances.

     The employment agreement is terminable with or without cause by the Employers. Mr. Pittard shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death. In the event that (i) Mr. Pittard terminates his employment because of the Employer's failure to comply with any material provision of the employment agreement or the Employers change Mr. Pittard's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, Mr. Pittard will be entitled to a cash severance amount equal to his annual compensation, as defined in the agreement.

     The Employers have also entered into Change in Control Agreements with six officers, including four executive officers: Messrs. Pittard, Baker, Howard and Reinhardt (the "Executives"). The Change in Control Agreements have terms of three years, which term shall be extended each year for a successive additional one-year period upon approval of the Boards of Directors unless the Executive or the Employers elect, not less than 30 days (60 days with respect to Mr. Pittard) prior to the annual anniversary date, not to extend the term.

     The Change in Control Agreements provide that if certain adverse actions are taken with respect to the Executive's employment following a change in control, as defined, of the Company or the Association, the Executive will be entitled to a cash severance amount equal to the Executive's annual compensation, as defined in the Change in Control Agreements (except Mr. Pittard's Change in Control agreement provides for payment equal to three times his annual compensation). In addition, the Executive will be entitled to a continuation of benefits similar to those he or she is receiving at the time of such termination for a period of one year (or the remaining term of the agreement with respect to Mr. Pittard) or until he or she obtains full-time employment with another employer, whichever occurs first. The amount of severance benefits payable under both Change in Control Agreements and the employment agreement are limited to that amount which will not result in any position of such payment being deemed an excess parachute payment under Section 280G of the Internal Revenue Code.

     A change in control is generally defined in the Change in Control Agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and
(ii) a change in two-thirds of the directors of the Company during any two-year period without the approval of at least a majority of the persons who were directors of the Company at the beginning of such period. If a change in control of the Company had occurred as of December 31, 2000, Messrs. Pittard, Baker, Howard and Reinhardt would be entitled to receive cash payments of approximately $766,000, $140,000, $164,000 and $91,000, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN

     The Company has an ESOP for employees age 21 or older who have at least one year of credited service with the Company or its subsidiaries. The ESOP is funded by the Company's contributions made in cash (which primarily will be invested in Common Stock) or Common Stock. Benefits may be paid either in shares of Common Stock or, to the extent permitted, in cash. The ESOP is subject to the requirements of ERISA and the regulations of the Internal Revenue Service and the Department of Labor. The ESOP held 778,669 shares of Common Stock as of the Voting Record Date.

     The ESOP Committee of the Board administers the ESOP and an unaffiliated financial institution has been appointed to act as trustee of the related trust. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will be voted by the trustee in the same ratio on any matter as those shares for which instructions are given. For purposes of determining such ratio, allocated shares which abstain or which fail to provide instructions to the trustee are excluded.

RETIREMENT PLAN

     The Association previously maintained a noncontributory defined benefit pension plan (the "Retirement Plan") which provided benefits payable upon retirement to employees based upon various levels of compensation and years of service.

     The Association terminated the Retirement Plan effective as of June 2000 and, in connection therewith, distributed a lump sum amount to participants in the Retirement Plan for rollover to other retirement or benefit plans. During fiscal year 2000, Messrs. Pittard, Baker and Howard received in the aggregate a lump sum distribution from the Retirement Plan as a result of such termination in the amount of $1.6 million. A total of $12.0 million was distributed to all participants in the Retirement Plan (including in such amount the cost of purchasing annuities for existing retirees). In connection with the termination of the Retirement Plan, the Association adopted a 401(k) profit- sharing plan, which is a defined contribution plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Association maintains a non-qualified supplemental executive retirement plan ("SERP") for certain executives and former executives (including Messrs. Teed, Pittard, Baker and Howard) of the Association to compensate those executives participating in the Association's Retirement Plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code. As of December 31, 2000, there were four executive officers participating in the SERP. The SERP provides the designated executives with retirement benefits generally equal to the difference between (i) seventy-five percent (75%) of the executive's compensation and (ii) the sum of the executive's annual benefit under the Retirement Plan (the amount of which, as a result of the termination of such plan, has been fixed) and the executive's social security benefits. Benefits under the SERP typically vest on normal retirement age (age 65). However, in the event of an executive's early retirement at or after age 50 and completion of ten years of service, the executive will receive an early retirement benefit equal to the amount of benefits accrued as of such date by the Association attributable to such executive. If an executive remains employed with the Association after normal retirement age, the executive will receive retirement benefits actuarially adjusted to reflect the executive's later retirement. In addition, in the event the executive is terminated after a change in control of the Company (as defined in the SERP) and before attaining age 65, the executive will receive his normal retirement benefit under the SERP except that for purposes of benefit calculation, normal retirement date shall mean the date of termination instead of age 65. Retirement benefits will be payable to the executive in the form of a quarterly benefit for fifteen consecutive years except that if benefits are due to termination after a change in control, the executive can elect to receive the present value of the benefits due in a lump sum payment. If the executive dies following retirement from the Association but prior to receipt of the entire amount due, the executive's beneficiary will receive the remaining benefits due. Benefits will be paid to the beneficiary until the executive and the beneficiary have received a total of sixty quarterly payments.

     The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Association. However, the Association has chosen to purchase life insurance contracts to ensure that sufficient assets will be available to pay the benefits due under the SERP.

     Messrs. Pittard, Baker and Howard have 19, 18 and 13 years, respectively, of credited service under the SERP. The benefit cost attributable to the SERP for the year ended December 31, 2000 was $186,000.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE ON EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Association (since such persons do not receive compensation for service as officers of the Company) for the fiscal year just completed. The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, set forth below is the report of the Compensation and Benefits Committee which was responsible during fiscal 2000 for the evaluation and determination of the compensation of the Chief Executive Officer and the other executive officers of the Association.

     In connection with establishing compensation levels during fiscal 2000, the Compensation and Benefits Committee reviewed the performance of the Chief Executive Officer and other executive officers and considered what changes, if any, in the executive officers' base compensation were appropriate as well as the level of bonus, if any, to be awarded. The purpose of such review, among other things, was to retain qualified individuals and to maintain compensation levels which were competitive with other financial institutions, particularly those located in the Association's market area. With respect to all positions within the organization, with the exception of the Chief Executive Officer, the Association used a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Compensation and Benefits Committee took into account individual performance, performance of the Association, the size of the Association and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Association's market area. The Compensation and Benefits Committee also considered executive officer compensation in light of the Association's 2000 operating budget and strategic goals. The Compensation and Benefits Committee also reviewed the compensation surveys and the analysis of an independent consultant. Under the Association's policy, salary adjustments with respect to the Chief Executive Officer and most of the executive officers are normally determined in June, with adjustments being effective in July.

     While the Compensation and Benefits Committee did not use strict numerical formulas to determine whether changes in compensation for the Chief Executive Officer were appropriate and while it weighed a variety of different factors in its deliberations, it emphasized in its analysis earnings, general and administrative expense levels, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation and Benefits Committee in fiscal 2000 included general management oversight of the Association, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation and Benefits Committee considered the Association's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation and Benefits Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer.

     Upon review of the above factors, the Compensation and Benefits Committee determined to increase the Chief Executive Officer's and each of the five other executive officer's base salaries. Mr. Pittard's base salary was increased approximately 5.9% to $255,320 effective July 21, 2000. In addition, Messrs. Baker's and Howard's base salaries were increased by approximately $4.8% to $140,421 and 6.1% to $163,592 respectively, effective July 21, 2000 from the levels established in 1999. No executive officer participated in the review of his or her respective compensation.

                     THE COMPENSATION AND BENEFITS COMMITTEE

                               Robert F. Cromwell
                               Harold I. Stevenson
                               Frederick A. Teed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Establishing and reviewing executive compensation philosophy, policies, levels and programs during fiscal 2000 was the responsibility of the Compensation and Benefits Committee of the Board of Directors. Mr. Teed, currently Chairman of the Board, served as President and Chief Executive Officer of the Association from 1983 to 1993. The report of such Committee with respect to compensation for the Chief Executive Officer and certain executive officers for fiscal 2000 is set forth above under "-Report of the Compensation and Benefits Committee on Executive Compensation."

INDEBTEDNESS OF MANAGEMENT AND AFFILIATED TRANSACTIONS

     In accordance and in compliance with applicable federal laws and regulations, the Association offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Currently, except as described below, all existing loans made by the Association to its executive officers and directors and their associates were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. In accordance with applicable regulations, the Association extends residential first mortgage loans to its officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Association who have provided service to the Association for at least one year and does not give preference to any officer over other employees of the Association. Under the terms of such loans, the interest on adjustable-rate loans is 0.50% below that charged on similar loans to non-employees and certain fees and charges, such as private mortgage insurance, are waived.

     Set forth in the following table is certain information relating to the only such preferential loan to an executive officer or director which was outstanding at December 31, 2000.

                                  Largest Amount
                                  of Indebtedness
                                      between           Balance
                        Year      January 1, 2000        as of
                        Loan             and          December 31,
     Name               Made      December 31, 2000       2000     Interest Rate
----------------        ----      -----------------       ----     -------------

Feriel G. Hughes        1998          $111,229         $105,103       6.875%

     All transactions between the Company and/or the Association and their respective executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company or the Association, as the case may be, than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company, or the Association, as the case may be, not having any interest in the transaction.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock since the Company's public offering of Common Stock in December 1998 with
(i) the yearly cumulative total return on the stocks included in the SNL Thrift Index; (ii) the yearly cumulative total return on the stocks indexed in the SNL $500 Million to $1 Billion Thrift Index; and (iii) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable period.

[GRAPHIC OMITTED]


                                                                Period Ending
                                       ---------------------------------------------------------------
Index                                  12/15/98   12/31/98   06/30/99   12/31/99   06/30/00   12/31/00
----------------------------------     --------   --------   --------   --------   --------   --------
Community Savings Bankshares, Inc.      100.00     104.66     125.20     126.81     117.14     134.39
NASDAQ - Total US                       100.00     109.12     133.88     202.79     197.88     122.02
SNL Thrift Index                        100.00     108.08     107.54      88.29      90.44     140.99
SNL $500M-$1B Thrift Index              100.00     101.73      97.47      83.16      81.81      94.89

     The graph represents $100 invested in the Company's public offering of common stock issued on December 15, 1998 at $10.00 per share. The SNL Thrift Index and SNL $500 million to $1.0 billion Thrift Index are indices created by SNL Securities, L.P., Charlottesville, Virginia, a nationally recognized analyst of financial institutions.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Crowe Chizek, independent auditors, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

     The Company has been advised by Crowe Chizek that neither it nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent auditors and clients. Crowe Chizek will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     The Audit Committee has considered, in determining whether to appoint Crowe Chizek as the Company's auditors, whether the provision of services, other than auditing services, by Crowe Chizek is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed other tax-related services for the Company in fiscal 2000. These other services included completing corporate tax returns, cost allocation analysis and miscellaneous tax-related services. During fiscal 2000, the Company incurred fees totaling $25,300 to its auditors for such other services. The Audit Committee believes that Crowe Chizek's performance of these other services is compatible with maintaining the auditor's independence.

AUDIT FEES

     The aggregate amount of the fees billed by Crowe Chizek for its audit of the Company's annual financial statements for fiscal 2000 and for its reviews of our unaudited interim financial statements included in reports filed by the Company under the Exchange Act during such fiscal year was $78,000 of which $54,000 had been billed and paid through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     The Company did not engage or pay any fees to Crowe Chizek with respect to the provision of financial information systems design and implementation services during fiscal 2000.

OTHER FEES

     The aggregate amount of fees billed by Crowe Chizek for all other services (as described above) rendered to the Company during fiscal 2000 was $25,300 of which $19,900 was billed and paid in fiscal 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is currently scheduled to be held in April 2002, must be received at the principal executive offices of the Company, 660 U.S. Highway One, North Palm Beach, Florida 33408, Attention: Deborah M. Rousseau, Vice President and Secretary, no later than November 26, 2001. If such proposal is in compliance with all applicable requirements, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the mailing of proxy materials with respect to the immediately preceding annual meeting of shareholders of the Company, which was November 24, 2000 for the Annual Meeting. No such proposals were received by such date. Such shareholder's notice is required to set forth as to each matter the shareholder proposes to bring before an annual meeting certain information specified in the Bylaws with respect to the annual meeting next year, such proposals must be delivered by November 26, 2001.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10- K FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE LIST OF EXHIBITS THERETO REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DEBORAH M. ROUSSEAU, VICE PRESIDENT AND SECRETARY, COMMUNITY SAVINGS BANKSHARES, INC., 660 U.S. HIGHWAY ONE, NORTH PALM BEACH, FLORIDA 33408. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                       By Order of the Board of Directors

                                       /s/ DEBORAH M. ROUSSEAU
                                       ----------------------------------
                                       Deborah M. Rousseau
                                       Vice President and Secretary

                                                                      APPENDIX A

                       COMMUNITY SAVINGS BANKSHARES, INC.
                             AUDIT COMMITTEE CHARTER

     The Audit Committee of the Board of Directors ("the Committee" or "the Audit Committee") of Community Savings Bankshares, Inc. ("the Company") is appointed by the Board of Directors ("the Board") to assist the Board in monitoring (1) the integrity of the financial reporting and system of internal controls of the Company, (2) the compliance by the Company with financial, accounting, legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. (All references to the Company in this Charter shall include the Company's wholly-owned subsidiaries.)

     The Audit Committee shall be appointed by the Board and comprised of three or more directors, each of whom shall be an independent non-Company employee, free from any relationship that would interfere with the exercise of his or her independent judgment. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. The Committee shall meet at least quarterly and shall report the results of its meetings to the Board.

     The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually, prepare, review and recommend any proposed changes to this Charter to the Board for approval, and ensure that the Charter is attached to the Company's annual proxy statement at least once every three fiscal years.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could materially affect the Company's financial statements.

3. Require the independent auditor and management to discuss with the Committee no less frequently than quarterly any significant financial reporting issues and judgments made in connection with the preparation of the Company's quarterly financial statements prior to the filing and distribution of its Quarterly Report on Form 10-Q. The Chair of the Committee may represent the entire Audit Committee for this discussion.

4. Annually recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

5. No less frequently than annually evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend the Board replace the independent auditor.

6. Pre-approve the audit fees to be paid to the independent auditor as well as ratify the fees for other non-audit services annually.

7. Meet with the independent auditor prior to commencement of the audit to review the planning and staffing of the audit.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

9. Request at least annually from the independent auditors, and review the written material provided thereby with respect to the matters set forth in Independent Standards Board Standard No. 1.

10. Annually the Committee shall review and discuss with the independent auditors any and all significant relationships the auditors have with the Company that could impair their independence, and if so determined by the Audit Committee, recommend that the full Board take appropriate action to ensure the independence of the auditor.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered as well as any management letter provided by the independent auditor and the Company's response to that letter. Such review shall include:

     (a) Any difficulties encountered in the course of the conduct of the audit, including any restrictions or limitations on the scope of activities or access to required information;
     (b)  Any changes made in the planned scope of the audit; and
     (c)  The internal audit department's responsibilities, budget and staffing.

12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or management. Any major changes shall be reported to the Committee prior to implementation.

13. Prepare any report required by The Nasdaq Stock Market, Inc. and/or the Securities and Exchange Commission to be included in the Company's annual proxy statement.

14. No less frequently than annually review the appointment, performance, and/or replacement, if necessary, of the senior internal auditing executive.

15. Review the significant reports to management prepared by the internal auditing department and management's responses (if required).

16. Obtain attestations annually from management and the senior internal auditing executive that the Company is in compliance with applicable legal requirements and the Company's Code of Conduct.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

18. Receive reports annually from management regarding the compliance by Community Savings, F. A. ("the Association") with Section 36 of the Federal Deposit Insurance Act and review the basis for the reports issued with management, the senior internal auditing executive and the Association's independent auditors. The obligations under Section 36 relate, among other things, to preparation of an annual report to the Office of Thrift Supervision containing the annual financial statement and a report containing (a) a statement of management's responsibilities for preparing financial statements, establishing and maintaining an adequate internal structure and procedures for financial reporting, and complying with laws and regulations relating to safety and soundness, and (b) an assessment of the effectiveness of these internal controls and of compliance with applicable regulations.

19. Review with the Company's legal counsel legal matters that may have a material impact on the audited financial statements, proxy statement, the Company's compliance policies and any material reports made to regulators or governmental agencies.

20. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                       Adopted by the Audit Committee
                                       as of January 29, 2001


                                       Adopted by the Board of Directors
                                       as of January 29, 2001

REVOCABLE PROXY

                          2001 MEETING OF SHAREHOLDERS

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a shareholder of Community Savings Bankshares, Inc. (the "Company") as of March 16, 2001, hereby authorizes J. Sheldon Clark, Ronald P. Jaworski and James B. Pittard, Jr., or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders to be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 25, 2001 at 1:30 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.






                            ^ FOLD AND DETACH HERE ^

                                [GRAPHIC IMAGE OF MAP OF EMBASSY SUITES OMITTED]

EMBASSY
 SUITES(R)


4350 PGA Blvd.
Palm Beach Gardens, FL 33410
Telephone 561-622-1000




LOCATION         Conveniently located at Interstate 95 exit 57B PGA Blvd.
                 west, just 1 mile from the Florida Turnpike exit 109.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2  PLEASE MARK
                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                          WITHHOLD
                                     FOR  FOR ALL                       Proposal 2 - Appointment of Crowe Chizek & Company
Proposal 1 - Election of Directors:  [ ]   [ ]                                       LLP as the Company's independent
                                                                                     auditors for fiscal 2001.
01.J. Sheldon Clark
02.Frederick A. Teed
03.Ronald P. Jaworski
                                                                                       FOR     AGAINST    ABSTAIN
                                                                                       [  ]      [  ]      [  ]
WITHHOLD FOR:  (Write nominee(s) name(s) in the space provided below.)

-----------------------------------------------------------------------

                                                                                     This proxy will be voted as directed,
                                                                                     but if no instruction is specified,
                                                                                     this Proxy will be voted FOR Proposal
                                                                                     1 and 2 and otherwise at the
                                                                                     discretion of the proxy holders.

                                                                                     The undersigned hereby acknowledges
                                                                                     receipt of the Notice of the Annual
                                                                                     Meeting of Shareholders of Community
                                                                                     Savings Bankshares, Inc. called for
                                                                                     April 25, 2001 and the accompanying
                                                                                     Proxy Statement and other materials
                                                                                     prior to the signing of this Proxy.

SIGNATURE__________________TITLE_______________________DATE_____________________

Please sign exactly as your name appears on the stock certificate(s). Where stock is issued in two or more names, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person.

                            ^ FOLD AND DETACH HERE ^

REVOCABLE PROXY

                          2001 MEETING OF SHAREHOLDERS

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a shareholder of Community Savings Bankshares, Inc. (the "Company") as of March 16, 2001, hereby authorizes J. Sheldon Clark, Ronald P. Jaworski and James B. Pittard, Jr., or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders to be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 25, 2001 at 1:30 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.




                            ^ FOLD AND DETACH HERE ^

                                [GRAPHIC IMAGE OF MAP OF EMBASSY SUITES OMITTED]

EMBASSY
 SUITES(R)


4350 PGA Blvd.
Palm Beach Gardens, FL 33410
Telephone 561-622-1000




LOCATION         Conveniently located at Interstate 95 exit 57B PGA Blvd.
                 west, just 1 mile from the Florida Turnpike exit 109.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2  PLEASE MARK
                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                          WITHHOLD
                                     FOR  FOR ALL                       Proposal 2 - Appointment of Crowe Chizek & Company
Proposal 1 - Election of Directors:  [ ]   [ ]                                       LLP as the Company's independent
                                                                                     auditors for fiscal 2001.
01.J. Sheldon Clark
02.Frederick A. Teed
03.Ronald P. Jaworski
                                                                                       FOR     AGAINST    ABSTAIN
                                                                                       [  ]      [  ]      [  ]
WITHHOLD FOR:  (Write nominee(s) name(s) in the space provided below.)

-----------------------------------------------------------------------

                                                                                     This proxy will be voted as directed,
                                                                                     but if no instruction is specified,
                                                                                     this Proxy will be voted FOR Proposal
                                                                                     1 and 2 and otherwise at the
                                                                                     discretion of the proxy holders.

                                                                                     The undersigned hereby acknowledges
                                                                                     receipt of the Notice of the Annual
                                                                                     Meeting of Shareholders of Community
                                                                                     Savings Bankshares, Inc. called for
                                                                                     April 25, 2001 and the accompanying
                                                                                     Proxy Statement and other materials
                                                                                     prior to the signing of this Proxy.

                                                                                     IF YOU VOTE BY TELEPHONE AS INSTRUCTED
                                                                                     BELOW, THERE IS NO NEED TO MAIL BACK
                                                                                     YOUR PROXY CARD.

SIGNATURE__________________TITLE_______________________DATE_____________________

Please sign exactly as your name appears on the stock certificate(s). Where stock is issued in two or more names, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person.

                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------

  [GRAPHIC OMITTED]             VOTE BY TELEPHONE             [GRAPHIC OMITTED]
                        QUICK * * * EASY * * * IMMEDIATE
--------------------------------------------------------------------------------

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

--------------------------------------------------------------------------------
OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
--------------------------------------------------------------------------------

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------
          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
          To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

          Proposal 2 - To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE:  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                             THANK YOU FOR VOTING.